                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 28, 1999


                          NeXstar Pharmaceuticals, Inc.
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             (Exact Name of Registrant as specified in its Charter)



           Delaware                      0-23012                84-1173453
-------------------------------------------------------------------------------
 (State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
        of corporation)                                      Identification No.)



2860 Wilderness Place
Boulder, Colorado                                           80301
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(Address of Principal                                    (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code:          (303) 444-5893
                                                    ---------------------------



                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

                  This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the transaction involving NeXstar Pharmaceuticals, Inc. (the "Company") and Gilead Sciences, Inc. ("Gilead"), as scheduled, and those associated with the ability of the combined company to achieve the anticipated benefits of the merger. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about the Company and Gilead and risks arising when investing in the Company and Gilead, investors are directed to the Company's and Gilead's most recent report on Form 10-K and most recent report on Form 10-Q as filed with the Securities and Exchange Commission.

                  On February 28, 1999, the Company entered into (i) an Agreement and Plan of Merger (the "Merger Agreement") by and among Gilead, Gazelle Acquisition Sub, Inc. ("Sub") and the Company, pursuant to which Sub will be merged into the Company and the Company will survive as a wholly owned subsidiary of Gilead (the "MERGER") and (ii) a Share Option Agreement (the "OPTION AGREEMENT") by and between
         Gilead and the Company.

                  Pursuant to the terms of the Merger Agreement, each issued and outstanding share of Company common stock, par value $.01 per share ("COMPANY COMMON STOCK"), will be converted into the right to receive that number of shares of Gilead common stock, par value $.001 per share ("Parent Shares") equal to the "Exchange Ratio." The "Exchange Ratio" equals 0.4250, provided, however, that if the Parent Share Value (defined as the average of the closing prices of the Parent Shares as reported on the Nasdaq National Market for the 20 consecutive trading days ending on the third trading day preceding the date on which the stockholders of the Company vote on the Merger at the special meeting of the Company's stockholders called to approve and adopt the Merger Agreement and the Merger) is (i) less than $36.47, then the Exchange Ratio shall be equal to the lesser of 0.5000 or a fraction having a numerator equal to $15.50 and having a denominator equal to the Parent Share Value, or (ii) greater than $45.88, then the Exchange Ratio shall be equal to the greater of 0.3786 or a fraction having a numerator equal to $19.50 and having a denominator equal to the Parent Shall Value. Cash will be paid in lieu of fractional shares.

                  The Merger is subject to several conditions, including that it be approved by the stockholders of both the Company and Gilead. The Merger will be accounted for as a "pooling of interests" and the exchange of shares will be tax free to the holders of Company Common Stock.

                  In connection with the execution of the Merger Agreement
         (a) the Company granted to Gilead an option to purchase up to 19.9% of Company Common Stock under certain circumstances, and (b) each of the Directors of the Company, Warburg, Pincus Investors, L.P. and Warburg, Pincus Capital Partners Liquidating Trust, each in his, her or its capacity as a stockholder of the Company, entered into a voting agreement pursuant to which he, she or it agreed to vote his, her or its respective shares of Company Common Stock in favor of the approval and adoption of the Merger Agreement and the Merger. If, however, the Parent Share Value drops below $27.00, the obligation to vote such shares in favor of the Merger becomes terminable.

                  The foregoing description is qualified in its entirety by reference to the Merger Agreement, the Option Agreement and the form of voting agreement, which appear as Exhibits 10.1 through 10.3, respectively, to this report.

                  On March 1, 1999, the Company and Gilead issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

                  ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business acquired:  None
         (b)      Pro Forma Financial Information:  None
         (c)      Exhibits:  See Exhibit Index.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.





Date: March 8, 1999                      By:   /S/  MICHAEL E. HART
                                               --------------------
                                               Michael E. Hart
                                               Chief Financial Officer and Vice
                                               President

                                  EXHIBIT INDEX

EXHIBIT NO.                DOCUMENT
-----------                --------

10.1                       Agreement and Plan of Merger dated February 28, 1999 by and among Gilead Sciences, Inc., Gazelle Acquisition Sub, Inc. and
                           NeXstar Pharmaceuticals, Inc.

10.2                       Share Option Agreement, dated February 28, 1999, by and
                           between Gilead Sciences, Inc. and NeXstar Pharmaceuticals,
                           Inc.

10.3                       Form of Voting Agreement.

99.1                       Gilead Sciences, Inc. and NeXstar Pharmaceuticals, Inc.
                           Joint Press Release.


March 8, 1999




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

Re:      NeXstar Pharmaceuticals, Inc.
         Form 8-K Current Report
         -----------------------

Dear Sirs/Madams:

On behalf of NeXstar Pharmaceuticals, Inc. (the "Company"), we hereby transmit for filing, pursuant to Section 101(a) of Regulation S-T, a Form 8-K for the Company, reporting an event that occurred on February 28, 1999.

Should any member of the staff have any questions concerning the enclosed, please call the undersigned at (212) 728-8639 or Gregg Shulklapper at (212) 728-8765.

Very truly yours,

/s/ STACEY SAYETTA

Stacey Sayetta

Enclosures

cc:      Peter Jakes
         Gregg Shulklapper